EXHIBIT 15

November 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-58255, 33-61107, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580, 333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445, 333-47733, 333-52399, 333-56660, 333-57596, 333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886, 333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313, 333-85138, 333-86127, 333-87619, 333-87990 and 333-100910 on Form S-8 and 333-67209 and 333-75214 on Form S-3.

Commissioners:

     We are aware that our report dated October 15, 2002 on our review of interim financial information of Ford Motor Company and Subsidiaries (the “Company”) as of and for the period ended September 30, 2002 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the afore referenced Registration Statements.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan